                                                    Registration No. 33-

===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            ----------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                             ----------------------

                            WMX TECHNOLOGIES, INC.
            (Exact name of registrant as specified in its charter)


        DELAWARE                                              36-2660763
(State or other jurisdiction of                            (I.R.S. EMPLOYER
incorporation or organization)                          IDENTIFICATION NUMBER)


                             3003 Butterfield Road
                           Oak Brook, Illinois 60521
                   (Address of principal executive offices)

                             ----------------------

                  Wheelabrator-Rust Supplemental Benefit Plan
                            (Full title of the plan)

                            WMX Technologies, Inc.
                             3003 Butterfield Road
                           Oak Brook, Illinois 60521
                            Attn:  Herbert A. Getz
             Senior Vice President, General Counsel and Secretary
                                 (708)572-8800
           (Name, address and telephone number of agent for service)

                             ----------------------

                        CALCULATION OF REGISTRATION FEE

===================================================================================================
                                                                       Proposed
                                                   Proposed            Maximum
                                                   Maximum             Aggregate      Amount of
Title of Securities              Amount to be      Offering Price      Offering       Registration
to be Registered                 Registered        Per Share           Price          Fee
---------------------------------------------------------------------------------------------------
Common stock, par value $1.00
  per share..................    200,000 shares    $27.94(1)           $ 5,588,000(1) $1,117.60
---------------------------------------------------------------------------------------------------
Deferred Compensation
  Obligations................    $15,000,000         100%              $15,000,000(2) $3,000.00
===================================================================================================

(1) In accordance with Rule 457(h) under the Securities Act of 1933, calculated on the basis of the average of the high and low sale prices for the registrant's common stock on the New York Stock Exchange Composite Tape on November 13, 1995, as reported by The Wall Street Journal (Midwest Edition). Such price and aggregate price are included solely for the purpose of calculating the registration fee.

(2)  Estimated solely for the purposes of determining the registration fee.

===============================================================================

                                                    Registration No. 33-

===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            ----------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                            ----------------------

                        WHEELABRATOR TECHNOLOGIES INC.
            (Exact name of registrant as specified in its charter)


          DELAWARE                                       22-2678047
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                     Identification Number)

                             3003 Butterfield Road
                           Oak Brook, Illinois 60521
                    (Address of principal executive offices)

                            ----------------------

                  Wheelabrator-Rust Supplemental Benefit Plan
                           (Full title of the plan)


                        Wheelabrator Technologies Inc.
                             3003 Butterfield Road
                           Oak Brook, Illinois 60521
                       Attn:  Herbert A. Getz, Secretary
                                 (708)572-8800
           (Name, address and telephone number of agent for service)

                            ----------------------

                        CALCULATION OF REGISTRATION FEE

===================================================================================================
                                                                       Proposed
                                                   Proposed            Maximum
                                                   Maximum             Aggregate      Amount of
Title of Securities              Amount to be      Offering Price      Offering       Registration
to be Registered                 Registered        Per Share           Price          Fee
---------------------------------------------------------------------------------------------------
Common stock, par value $.01
  per share..................   300,000 shares    $14.75(1)            $4,425,000(1)    $885.00
---------------------------------------------------------------------------------------------------
Deferred Compensation
  Obligations................   $10,000,000            100%            $10,000,000(2)   $2000.00
===================================================================================================

(1) In accordance with Rule 457(h) under the Securities Act of 1933, calculated on the basis of the average of the high and low sale prices for the registrant's common stock on the New York Stock Exchange Composite Tape on November 13, 1995, as reported by The Wall Street Journal (Midwest Edition). Such price and aggregate price are included solely for the purpose of calculating the registration fee.

(2)  Estimated solely for the purpose of determining the registration fee.

===============================================================================

                                    PART I.

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION; ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

     The documents containing the information required by these items will be given to employees of Wheelabrator Technologies, Inc. ("WTI") and Rust International Inc. ("Rust") participating in the Wheelabrator-Rust Supplemental Benefit Plan, as amended and restated (the "Plan") and are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of the registration statement or as an exhibit thereto.

                                   PART II.

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents filed by the registrants with the Commission are hereby incorporated herein by reference:

     (a) The registrants' latest annual reports on Form 10-K, or if the financial statements therein are more current, the registrants' latest prospectus filed pursuant to rule 424(b) or (c) under the Securities Act of 1933.

     (b) All other reports filed by the registrants pursuant to sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report or the financial statements contained in the prospectus referred to in (a) above.

     (c) The descriptions of the registrants' common stock which are contained in the registration statements filed under section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such descriptions.

     All documents subsequently filed by the registrants pursuant to sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this registration statement which indicates that all of the securities offered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES

     The descriptions of the registrants' common stock are contained in the registration statements filed under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such descriptions, and such descriptions are incorporated by reference into this registration statement.

     Under the Wheelabrator-Rust Supplemental Benefit Plan, as amended and restated (the "Plan"), the registrants will provide eligible employees of WTI and Rust the opportunity to defer a specified percentage of their cash compensation. The obligations of the registrants to pay the deferred compensation in the future in accordance with the terms of the Plan (the "Obligations") will be unsecured general obligations of the registrants, and will rank pari passu with other unsecured and unsubordinated indebtedness of the registrants from time to time outstanding. The following summary of certain provisions of the Obligations does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the Plan, including the definitions therein of certain terms. A copy of the Plan has been filed as an exhibit to this registration statement.

     The amount of compensation to be deferred by each participating employee will be determined in accordance with the Plan based on elections by the employee. Each Obligation will be payable as soon as practicable after the employee's termination of employment due to death or disability, or as soon as practicable after the one year anniversary of the employee's termination of employment for any other reason, in accordance with the terms of the Plan, or upon a change in control of WTI (in the case of WTI employees) or Rust (in the case of Rust employees) as defined in accordance with the terms of the Plan. The Obligations will carry a rate of return equal to the return on 10 year U.S. Treasury notes, determined in accordance with the terms of the Plan, except for Obligations which result from deferrals of bonus which will carry a rate of return equal to the return on WTI common stock or WMX Technologies, Inc. ("WMX") common stock, as elected by the employee. Each employee participant's Obligation will be adjusted to reflect the investment experience of the applicable benchmark, including any appreciation or depreciation.

     Each employee participant will be fully vested in the Obligations, except that if an employee participant violates his or her non-compete or confidentiality agreement with his or her employer before payment of the Obligations, he or she will forfeit such deferred compensation and any adjustment thereof.


     An employee participant's right or the right of any other person to the Obligations cannot be assigned, alienated, sold, garnished, transferred, pledged, or encumbered except by a written designation of a beneficiary under the Plan, or by laws of descent and distribution.

     The Obligations are not subject to redemption, in whole or in part, prior to the participating employee's termination of employment. However, WTI and Rust, through their joint committee which administers the Plan, reserve the right to amend or terminate the Plan at any time, except that no such amendment or termination shall adversely affect the right of an employee participant to the balance of his or her deferred account as of the date of such amendment or termination.

     The Obligations are not convertible into another security of either of the registrants. The Obligations will not have the benefit of a negative pledge or any other affirmative or negative covenant on the part of the registrants. No trustee has been appointed having the authority to take action with respect to the Obligations and each employee participant will be responsible for acting independently with respect to, among other things, the giving of notices, responding to any requests for consents, waivers or amendments pertaining to the Obligations, enforcing covenants and taking action upon a default.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 102(b)(7) of the Delaware General Corporate Law ("DGCL") permits Delaware corporations to include in their certificates of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty of care as a director, and Section 145 of the DGCL provides that the corporation may indemnify any director or officer of the corporation against liabilities and expenses incurred by him in connection with any action, suit or proceeding in which he is made or threatened to be made a party by reason of having been a director or officer of the corporation, subject to certain limitations. Reference is made to article fourteenth of the form of WTI's restated certificate of incorporation, filed as exhibit 4.01 to this registration statement, which contains provisions eliminating the personal liability of the officers and directors of WTI in certain circumstances and providing for indemnification of them under certain circumstances. Reference is also made to article twelfth of WMX's restated certificate of incorporation, filed as exhibits 4.03 through 4.10 to this registration statement, and section 6 of article VII of WMX's bylaws, filed as exhibit 4.11 to this registration statement, which provide indemnification by WMX of each director, officer or employee of WMX to the full extent permitted by the DGCL.

     Under insurance policies maintained by the registrants, the directors and officers of the registrants are insured, within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings, and certain liabilities which might be imposed as a result of such claims, actions, suits or proceedings, which may be brought against them by reason of being or having been such directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.  EXHIBITS

     The exhibits to this registration statement are listed in the Exhibit Index elsewhere herein.

ITEM 9.  UNDERTAKINGS

     (a)  The undersigned registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual reports pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)-(g)  Not applicable.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (i)-(j)  Not applicable.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in Oak Brook, Illinois on November 17, 1995.

                                       WHEELABRATOR TECHNOLOGIES INC.

                                       By  /s/ Phillip B. Rooney
                                         ---------------------------------
                                               Phillip B. Rooney,
                                               Chairman of the Board and
                                               Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement, or amendment thereto, has been signed by the following persons in the capacities and on the date indicated.

     Signature                    Title                     Date
     ---------                    -----                     ----

  /s/ Phillip B. Rooney           Director, Chairman of
----------------------------       the Board and Chief
      Phillip B. Rooney            Executive Officer


  /s/ Dean L. Buntrock            Director
----------------------------
      Dean L. Buntrock


  /s/ William M. Daley            Director
----------------------------
      William M. Daley


  /s/ Donald F. Flynn             Director
----------------------------
      Donald F. Flynn


  /s/ Kay Hahn Harrell            Director
----------------------------
      Kay Hahn Harrell


  /s/ James E. Koenig             Director
----------------------------                                November 17, 1995
      James E. Koenig


  /s/ Paul M. Montrone            Director
----------------------------
      Paul M. Montrone


  /s/ Manuel Sanchez              Director
----------------------------
      Manuel Sanchez


  /s/ Thomas P. Stafford          Director
----------------------------
      Thomas P. Stafford


  /s/ Richard S. Haak, Jr.        Controller and Principal
----------------------------       Accounting Officer
      Richard S. Haak, Jr.


  /s/ John D. Sanford             Executive Vice President,
----------------------------       Treasurer and Principal
      John D. Sanford              Financial Officer

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in Oak Brook, Illinois on November 17, 1995.

                                       WMX TECHNOLOGIES, INC.

                                       By  /s/ Dean L. Buntrock
                                         ----------------------------------
                                               Dean L. Buntrock,
                                               Chairman of the Board and
                                               Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement, or amendment thereto, has been signed by the following persons in the capacities and on the date indicated.

     Signature                    Title                      Date
     ---------                    -----                      ----

  /s/ Dean L. Buntrock            Director, Chairman of
--------------------------------   the Board and Chief
      Dean L. Buntrock             Executive Officer


  /s/ Jerry E. Dempsey            Director
--------------------------------
      Jerry E. Dempsey


  /s/ Phillip B. Rooney           Director
--------------------------------
      Phillip B. Rooney


  /s/ Donald F. Flynn             Director
--------------------------------
      Donald F. Flynn


  /s/ Peter H. Huizenga           Director
--------------------------------
      Peter H. Huizenga


  /s/ Peer Pedersen               Director
--------------------------------
      Peer Pedersen                                          November 17, 1995


  /s/ James R. Peterson           Director
--------------------------------
      James R. Peterson


  /s/ Alexander B. Trowbridge     Director
--------------------------------
      Alexander B. Trowbridge


  /s/ Howard H. Baker, Jr.        Director
--------------------------------
      Howard H. Baker, Jr.


  /s/ H. Jesse Arnelle            Director
--------------------------------
      H. Jesse Arnelle


  /s/ Pastora San Juan Cafferty   Director
--------------------------------
      Pastora San Juan Cafferty


  /s/ James B. Edwards            Director
--------------------------------
      James B. Edwards


  /s/ Thomas C. Hau               Vice President, Controller
--------------------------------   and Principal Accounting
      Thomas C. Hau                Officer


  /s/ James E. Koenig             Senior Vice President,
--------------------------------   Treasurer and Principal
      James E. Koenig              Financial Officer

                        WHEELABRATOR TECHNOLOGIES INC.
                            WMX TECHNOLOGIES, INC.
                                 EXHIBIT INDEX

Exhibit
Number                  Description(1)
-------                 --------------

4.01 Restated Certificate of Incorporation of Wheelabrator Technologies Inc. ("WTI") (incorporated by reference to Exhibit 3.01 to WTI's 1989 annual report on Form 10-K)

4.02 By-laws of WTI, as amended through November 1, 1990 (incorporated by reference to Exhibit 3.03 to registrant's 1990 annual report on Form 10-K)

4.03 Restated Certificate of Incorporation of WMX Technologies, Inc. ("WMX"), as amended as of May 24, 1985 (incorporated by reference to Exhibit 4.1 to WMX's report on Form 10-Q for the quarter ended June 30, 1985)

4.04 Certificate of Amendment of Restated Certificate of Incorporation of WMX, recorded May 23, 1986 (incorporated by reference to Exhibit 4(c) to WMX's registration statement on Form S-8, Registration No. 33-6265)

4.05 Certificate of Designation of Preferred Stock of WMX, filed January 30, 1987 (incorporated by reference to Exhibit 3.1(c) to WMX's 1986 annual report on Form 10-K)

4.06 Certificate of Amendment of Restated Certificate of Incorporation of WMX, recorded May 15, 1987 (incorporated by reference to Exhibit 4.5(d) to WMX's registration statement on Form S-4, Registration No. 33-15518)

4.07 Certificate of Amendment of Restated Certificate of Incorporation of WMX, filed May 19, 1989 (incorporated by reference to Exhibit 3(e) to WMX's registration statement on Form S-3, Registration No. 33-30190)

4.08 Certificate of Amendment of Restated Certificate of Incorporation of WMX, filed May 18, 1990 (incorporated by reference to Exhibit 4(h) to WMX's registration statement on Form S-8, Registration No. 33-35936)

4.09 Certificate of Amendment of Restated Certificate of Incorporation of WMX, filed May 14, 1993 (incorporated by reference to Exhibit 4(a) to WMX's report on Form 8-K dated May 14, 1993)

4.10 Conformed copy of Restated Certificate of Incorporation of WMX, as amended (incorporated by reference to Exhibit 4(b) to WMX's report on Form 8-K dated May 14, 1993)

4.11 By-laws of WMX, as amended and restated as of January 28, 1995 (incorporated by reference to Exhibit 3.2 to WMX's 1994 annual report on Form 10-K)

4.12 Rights Agreement dated as of February 6, 1987, between WMX and Harris Trust and Savings Bank, which includes as Exhibit A the form of Certificate of Designation of Preferred Stock, as Exhibit B, the form of Rights Certificate and, as Exhibit C, the Summary of Rights (incorporated by reference to Exhibit 4 to WMX's report on Form 8-K dated January 26, 1987)

------------------
(1) In the case of incorporation by reference to documents filed under the Securities and Exchange Act of 1934, WTI's file number thereunder is 0-14246 and WMX's file number thereunder is 1-7327.


                                     EX-1

Exhibit
Number                    Description(1)
-------                   --------------

4.13 Certificate of Adjustment relating to April 1987 stock split pursuant to Section 12 of the Rights Agreement (incorporated by reference to Exhibit 4.3(b) to WMX's registration statement on Form S-1, Registration No. 33-13839)

4.14 Certificate of Adjustment relating to December 1989 stock split pursuant to Section 12 of the Rights Agreement (incorporated by reference to Exhibit 4.3(c) to WMX's 1989 annual report on Form 10-K)

4.15      Wheelabrator-Rust Supplemental Benefit Plan

5.01      Opinion of Thomas A. Witt, Esq., re:  legality

5.02      Opinion of Jan Stern Reed, Esq., re:  legality

15        None

23.01 Consent of Arthur Andersen LLP as Independent Public Accountants relating to WTI

23.02 Consent of Arthur Andersen LLP as Independent Public Accountants relating to WMX

23.03     Consent of Thomas A. Witt, Esq. (included as part of Exhibit 5.01)

23.04     Consent of Jan Stern Reed, Esq. (included as part of Exhibit 5.02)

24        None

28        None

------------------
(1) In the case of incorporation by reference to documents filed under the Securities and Exchange Act of 1934, WTI's file number thereunder is 0-14246 and WMX's file number thereunder is 1-7327.


                                     EX-2